Exhibit 8.1

Escrow Agreement FOR SECURITIES OFFERING This Escrow Agreement, effective as of _____________, (“Escrow Agreement”), is by, between and among The Bryn Mawr Trust Company of Delaware, a Delaware Limited Purpose Trust Company and located at 20 Montchanin Rd., Suite 100, Greenville, DE 19807 as Escrow Agent hereunder (“Escrow Agent”); StartEngine Primary LLC (“Broker”), a Delaware Limited Liability Company, located at 4100 W. Alameda Ave, Burbank, CA 91505 ; and ____________________________, a __________________________ (“Issuer”) located at ___________________________________________________________________. SUMMARY A. Issuer has engaged Broker to act as broker/dealer of record for the sale up to $________________ of securities (the “Securities”) on a “best efforts” basis, in an offering pursuant to Regulation A+ (the “Offering”). B. In accordance with the offering circular (“Offering Document”), subscribers to the Shares (as defined below) (the “Subscribers” and individually, a “Subscriber”) will be required to submit full payment for their respective investments at the time they enter into subscription agreements. C. In accordance with the Offering Document, all payments in connection with subscriptions for Shares shall be sent directly to Escrow Agent, and Escrow Agent has agreed to accept, hold, and disburse such funds deposited with it thereon in accordance with the terms of this Escrow Agreement and in compliance with the Securities Exchange Act of 1934 Rule 15(c)2-4 and related SEC guidance and FINRA rules. D. In order to establish the escrow of funds and to effect the provisions of the Offering Document, the parties hereto have entered into this Escrow Agreement. E. The parties to this agreement agree to the Transmittal of Funds for Deposit Into the Escrow Account procedures located in Exhibit B. STATEMENT OF AGREEMENT NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows: 1. Definitions. In addition to the terms defined above, the following terms shall have the following meanings when used herein: “Business Days” shall mean days when banks are open for business in the State of Delaware. “Cash Investment” shall mean the number of Shares to be purchased by any Subscriber multiplied by the offering price per Share as set forth in the Offering Document. 09 / 11 / 2025 StartEngine Crowdfunding, Inc. Corporation 4100 W Alameda Ave, Suite 300, Burbank, CA 91505 46,000,000.00 Doc ID: 3e13dc0d7930231341d4f4b5e93d264cf22de607

“Cash Investment Instrument” shall mean an Automated Clearing House (“ACH”), made payable to or endorsed to Escrow Agent in the manner described in Section 3(c) hereof, in full payment for the Shares to be purchased by any Subscriber. “Escrow Funds” shall mean the funds deposited with Escrow Agent pursuant to this Escrow Agreement. “Expiration Date” means the date so designated as the offering end date in the most current Offering Document. “Minimum Offering” shall mean the number of Shares so designated as the Offering Minimum in the most current Offering Document. “Minimum Offering Notice” shall mean an electronic notification, signed by Broker, pursuant to which the Broker shall represent (1) that subscriptions for the Minimum Offering have been received, (2) that, to the best of Broker’s knowledge after due inquiry and review of its records, Cash Investment Instruments in full payment for that number of Shares equal to or greater than the Minimum Offering have been received, deposited with and collected by Escrow Agent, (3) and that such subscriptions have not been withdrawn, rejected or otherwise terminated, and (4) that the Subscribers have no statutory or regulatory rights of rescission without cause or all such rights have expired. “Share” shall mean a unit of security to be issued by Issuer in connection with the Offering to Subscribers in exchange for their payments. “Subscription Accounting” shall mean an accounting of all subscriptions for Shares received and accepted by Broker as of the date of such accounting, indicating for each subscription the Subscriber’s name, social security number and address, the number and total purchase price of subscribed Securities, the date of receipt by Broker of the Cash Investment Instrument, and notations of any nonpayment of the Cash Investment Instrument submitted with such subscription, any withdrawal of such subscription by the Subscriber, any rejection of such subscription by Broker, or other termination, for whatever reason, of such subscription. 2. Appointment of and Acceptance by Escrow Agent. Issuer, Broker hereby appoint Escrow Agent to serve as Escrow Agent hereunder, and Escrow Agent hereby accepts such appointment in accordance with the terms of this Escrow Agreement. 3. Deposits into Escrow. a. All Cash Investment Instruments shall be delivered directly to Escrow Agent for deposit into the Escrow Account described on Exhibit B hereto. Each such deposit shall be accompanied by the following documents: (1) a report containing such Subscriber’s name, social security number or taxpayer identification number, address and other information required for withholding purposes; (2) a Subscription Accounting; and (3) written instructions regarding the investment of such deposited funds in accordance with Section 6 hereof. Doc ID: 3e13dc0d7930231341d4f4b5e93d264cf22de607

ALL FUNDS SO DEPOSITED SHALL REMAIN THE PROPERTY OF THE SUBSCRIBERS ACCORDING TO THEIR RESPECTIVE INTERESTS AND, EXCEPT AS PROVIDED IN SECTION 10(C) HEREIN, SHALL NOT BE SUBJECT TO ANY LIEN OR CHARGE BY Escrow Agent OR BY JUDGMENT OR CREDITORS' CLAIMS AGAINST ISSUER UNTIL RELEASED OR ELIGIBLE TO BE RELEASED TO ISSUER IN ACCORDANCE WITH SECTION 4(a) HEREOF. b. Broker and Issuer understand and agree that all Cash Investment Instruments received by Escrow Agent hereunder are subject to collection requirements of presentment and final payment. Upon receipt, Escrow Agent shall process each Cash Investment Instrument for collection, and the proceeds thereof shall be held as part of the Escrow Funds until disbursed in accordance with Section 4 hereof. If, upon presentment for payment, any Cash Investment Instrument is dishonored, Escrow Agent’s sole obligation shall be to notify Broker of such dishonor and to return such Cash Investment Instrument to the Investor should Escrow Agent have Investor information sufficient to effect such a return or to Broker should sufficient Investor information be unavailable. Notwithstanding the foregoing, if for any reason any Cash Investment Instrument is uncollectible after payment or disbursement of the funds represented thereby has been made by Escrow Agent, Issuer shall immediately reimburse Escrow Agent upon receipt from Escrow Agent of written notice thereof. Upon receipt of any Cash Investment Instrument that represents payment of an amount less than or greater than the Cash Investment, Escrow Agent's sole obligation shall be to notify Issuer and Broker, depending upon the source of the of the Cash Investment Instrument, of such fact and to return such Cash Investment Instrument to the Investor should Escrow Agent have Investor information sufficient to effect such a return or to Broker should sufficient Investor information be unavailable. c. All Cash Investment Instruments shall be made payable to the order of, or endorsed to the order of, “Escrow Agent / [____________________]-Escrow Account,” and Escrow Agent shall not be obligated to accept, or present for payment, any Cash Investment Instrument that is not payable or endorsed in that manner. 4. Disbursements of Escrow Funds. a. Completion of Offering. Subject to the provisions of Section 10 hereof, Escrow Agent shall pay to Issuer the liquidated value of the Escrow Funds, by wire no later than one (1) business day following receipt of the following documents: (1) A Minimum Offering Notice; (2) Subscription Accounting spreadsheet substantiating the sale of the Minimum Offering and maintained by Broker (3) Instruction Letter (as defined below); and (4) Such other certificates, notices or other documents as Escrow Agent shall reasonably require. Escrow Agent shall disburse the Escrow Funds by wire from the Escrow Account in accordance with joint written instructions signed by the Issuer and/or Broker as to the disbursement of such funds (the “Instruction Letter”) in accordance with this Section 4(a). Notwithstanding the foregoing, Escrow Agent shall not be obligated to disburse the Escrow StartEngine Crowdfunding, Inc. Doc ID: 3e13dc0d7930231341d4f4b5e93d264cf22de607

Funds to Issuer if Escrow Agent has reason to believe that (a) Cash Investment Instruments in full payment for that number of Securities equal to or greater than the Minimum Offering have not been received, deposited with and collected by Escrow Agent, or (b) any of the certifications and opinions set forth in the Minimum Offering Notice are incorrect or incomplete. After the initial disbursement of Escrow Funds to Issuer pursuant to this Section 4(a), Escrow Agent shall pay to Issuer any additional funds received with respect to the Securities, by wire, promptly after receipt. Additional disbursements shall be subject to the issuer providing the following documentation: (1) Subscription Accounting spreadsheet substantiating the sale of the Minimum Offering which shall be made available for electronic access to Issuer by Escrow Agent; (2) Instruction Letter (as defined above) from Issuer; and (3) Such other certificates, notices or other documents as Escrow Agent shall reasonably require. It is understood that any ACH transaction must comply with U.S. laws and NACHA rules. However, Escrow Agent shall not be responsible for any errors in the completion, accuracy, or timeliness of any transfer properly initiated by Escrow Agent in accordance with joint written instructions of Issuer and Broker occasioned by the acts or omissions of any third party financial institution or a party to the transaction, or the insufficiency or lack of availability of funds on deposit in an external account. b. Rejection of Any Subscription or Termination of the Offering. No later than three (3) business days after receipt by Escrow Agent of written notice (i) from Issuer and/or Broker that the Issuer intends to reject a Subscriber’s subscription, (ii) from Broker that there will be no closing of the sale of Securities to Subscribers, (iii) from any federal or state regulatory authority that any application by Issuer to conduct a banking business has been denied, or (iv) from the Securities and Exchange Commission or any other federal or state regulatory authority that a stop or similar order has been issued with respect to the Offering Document and has remained in effect for at least twenty (20) days, Escrow Agent shall pay to the applicable Subscriber(s), by ACH , the amount of the Cash Investment paid by each Subscriber. c. Expiration of Offering Period. Notwithstanding anything to the contrary contained herein, if Escrow Agent shall not have received a Minimum Offering Notice on or before the Expiration Date, Escrow Agent shall, within three (3) business days after such Expiration Date and without any further instruction or direction from Broker or Issuer, return to each Subscriber, by ACH, the Cash Investment made by such Subscriber. 5. Suspension of Performance or Disbursement Into Court. If, at any time, (i) there shall exist any dispute between Broker, Issuer, Escrow Agent, any Subscriber or any other person with respect to the holding or disposition of all or any portion of the Escrow Funds or any other obligations of Escrow Agent hereunder, or (ii) if at any time Escrow Agent is unable to determine, to Escrow Agent’s reasonable satisfaction, the proper disposition of all or any portion of the Escrow Funds or Escrow Agent’s proper actions with respect to its obligations hereunder, or (iii) if Broker and Issuer have not within 30 days of the furnishing by Escrow Agent of a notice of resignation pursuant to Section 7 hereof appointed a successor Escrow Doc ID: 3e13dc0d7930231341d4f4b5e93d264cf22de607

Agent to act hereunder, then Escrow Agent may, in its reasonable discretion, take either or both of the following actions: a. suspend the performance of any of its obligations (including without limitation any disbursement obligations) under this Escrow Agreement until such dispute or uncertainty shall be resolved to the sole satisfaction of Escrow Agent or until a successor Escrow Agent shall have been appointed (as the case may be). b. petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction in any venue convenient to Escrow Agent, for instructions with respect to such dispute or uncertainty, and to the extent required or permitted by law, pay into such court all funds held by it in the Escrow Funds for holding and disposition in accordance with the instructions of such court. Escrow Agent shall have no liability to Broker, Issuer, any Subscriber or any other person with respect to any such suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of the Escrow Funds or any delay in or with respect to any other action required or requested of Escrow Agent. 6. Investment of Funds. Escrow Agent will not commingle Escrow Funds received by it in escrow with funds of others and shall not invest such Escrow Funds. The Escrow Funds will be held in a non-interest bearing account. 7. Resignation of Escrow Agent. Escrow Agent may resign and be discharged from the performance of its duties hereunder at any time by giving fifteen (15) business days prior written notice to the Broker and the Issuer specifying a date when such resignation shall take effect. Upon any such notice of resignation, the Broker and Issuer jointly shall appoint a successor Escrow Agent hereunder prior to the effective date of such resignation. The retiring Escrow Agent shall transmit all records pertaining to the Escrow Funds and shall pay all Escrow Funds to the successor Escrow Agent, after making copies of such records as the retiring Escrow Agent deems advisable. After any retiring Escrow Agent’s resignation, the provisions of this Escrow Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Escrow Agent under this Escrow Agreement. Any corporation or association into which Escrow Agent may be merged or converted or with which it may be consolidated shall be the Escrow Agent under this Escrow Agreement without further act. 8. Liability of Escrow Agent. a. Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no duties shall be implied. Escrow Agent shall have no liability under and no duty to inquire as to the provisions of any agreement other than this Escrow Agreement, including without limitation the Offering Document. Escrow Agent shall not be liable for any action taken or omitted by it in good faith except to the extent that a court of competent jurisdiction determines that Escrow Agent’s gross negligence or willful misconduct was the primary cause of any loss to the Issuer, Broker or any Subscriber. Escrow Agent’s sole responsibility shall be for the safekeeping and disbursement of the Escrow Funds in accordance with the terms of this Escrow Agreement. Escrow Agent shall have no implied duties or obligations and shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein. Escrow Agent may rely upon any notice, instruction, request or other instrument, not only as to its due execution, validity and Doc ID: 3e13dc0d7930231341d4f4b5e93d264cf22de607

effectiveness, but also as to the truth and accuracy of any information contained therein, which Escrow Agent shall believe to be genuine and to have been signed or presented by the person or parties purporting to sign the same. In no event shall Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages (including, but not limited to lost profits), even if Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. Escrow Agent shall not be obligated to take any legal action or commence any proceeding in connection with the Escrow Funds, any account in which Escrow Funds are deposited, this Escrow Agreement or the Offering Document, or to appear in, prosecute or defend any such legal action or proceeding. Without limiting the generality of the foregoing, Escrow Agent shall not be responsible for or required to enforce any of the terms or conditions of any subscription agreement with any Subscriber or any other agreement between Issuer, Broker and/or any Subscriber. Escrow Agent shall not be responsible or liable in any manner for the performance by Issuer or any Subscriber of their respective obligations under any subscription agreement nor shall Escrow Agent be responsible or liable in any manner for the failure of Issuer, Broker or any third party (including any Subscriber) to honor any of the provisions of this Escrow Agreement. Escrow Agent may consult legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions hereof or of any other agreement or of its duties hereunder, or relating to any dispute involving any party hereto, and shall incur no liability and shall be fully indemnified from any reasonable liability whatsoever in acting in accordance with the reasonable opinion or instruction of such counsel. Issuer shall promptly pay, upon demand, the reasonable fees and expenses of any such counsel. b. Escrow Agent is authorized, in its sole discretion, to comply with orders issued or process entered by any court with respect to the Escrow Funds, without determination by Escrow Agent of such court's jurisdiction in the matter. If any portion of the Escrow Funds is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any such event, Escrow Agent is authorized, in its reasonable discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel selected by it is binding upon it without the need for appeal or other action; and if Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person or entity by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated. Notwithstanding the foregoing, Escrow Agent shall provide the Issuer and Broker with immediate notice of any such court order or similar demand and the opportunity to interpose an objection or obtain a protective order. 9. Indemnification of Escrow Agent. From and at all times after the date of this Escrow Agreement, Issuer shall, to the fullest extent permitted by law, defend, indemnify and hold harmless Escrow Agent and each director, officer, employee, attorney, agent and affiliate of Escrow Agent (collectively, the “Indemnified Parties”) against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorneys’ fees, costs and expenses) incurred by or asserted against any of the Indemnified Parties from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person, including without limitation Issuer, Broker whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the Doc ID: 3e13dc0d7930231341d4f4b5e93d264cf22de607 negotiation, preparation, execution, performance or failure of performance of this Escrow Agreement or any transactions contemplated herein, whether or not any such Indemnified Party is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted from the gross negligence or willful misconduct of such Indemnified Party. Each Indemnified Party shall, in its sole discretion, have the right to select and employ separate counsel with respect to any action or claim brought or asserted against it, and the reasonable fees of such counsel shall be paid upon demand by the Issuer. The obligations of Issuer under this Section 9 shall survive any termination of this Escrow Agreement and the resignation or removal of Escrow Agent. 10. Compensation to Escrow Agent. a. Fees and Expenses. Broker shall compensate Escrow Agent for its services hereunder in accordance with Exhibit A attached hereto and, in addition, shall reimburse Escrow Agent for all of its reasonable pre-approved out-of-pocket expenses, including attorneys’ fees, travel expenses, telephone and facsimile transmission costs, postage (including express mail and overnight delivery charges), copying charges and the like. The additional provisions and information set forth on Exhibit A are hereby incorporated by this reference, and form a part of this Escrow Agreement. All of the compensation and reimbursement obligations set forth in this Section 10 shall be payable by Broker upon demand by Escrow Agent. The obligations of Broker under this Section 10 shall survive any termination of this Escrow Agreement and the resignation or removal of Escrow Agent. b. Disbursements from Escrow Funds to Pay Escrow Agent. Escrow Agent is authorized to and may disburse from time to time, to itself or to Broker or to any Indemnified Party from the Escrow Funds (but only to the extent of Issuer’s rights thereto), the amount of any compensation and reimbursement of out-of-pocket expenses due and payable hereunder (including any amount to which Escrow Agent or any Indemnified Party is entitled to seek indemnification pursuant to Section 9 hereof). Escrow Agent shall notify Issuer and Broker of any disbursement from the Escrow Funds to itself or to any Indemnified Party in respect of any compensation or reimbursement hereunder and shall furnish to Issuer copies of all related invoices and other statements. c. Security and Offset. Issuer hereby grants to Escrow Agent and Broker and the Indemnified Parties a security interest in and lien upon the Escrow Funds (to the extent of Issuer’s rights thereto) to secure all obligations hereunder, and Escrow Agent and the Indemnified Parties shall have the right to offset the amount of any compensation or reimbursement due any of them hereunder (including any claim for indemnification pursuant to Section 9 hereof) against the Escrow Funds (to the extent of Issuer’s rights thereto.) If for any reason the Escrow Funds available to Escrow Agent and the Indemnified Parties pursuant to such security interest or right of offset are insufficient to cover such compensation and reimbursement, Broker shall promptly pay such amounts to Escrow Agent and the Indemnified Parties upon receipt of an itemized invoice. 11. Representations and Warranties. a. Each of Broker and Issuer respectively makes the following representations and warranties to Escrow Agent: Doc ID: 3e13dc0d7930231341d4f4b5e93d264cf22de607

(1) It is a corporation or limited liability company duly organized, validly existing, and in good standing under the laws of the state of its incorporation or organization, and has full power and authority to execute and deliver this Escrow Agreement and to perform its obligations hereunder. (2) This Escrow Agreement has been duly approved by all necessary corporate action, including any necessary shareholder or membership approval, has been executed by its duly authorized officers, and constitutes its valid and binding agreement, enforceable in accordance with its terms. (3) The execution, delivery, and performance of this Escrow Agreement will not violate, conflict with, or cause a default under its articles of incorporation, articles of organization or bylaws, operating agreement or other organizational documents, as applicable, any applicable law or regulation, any court order or administrative ruling or decree to which it is a party or any of its property is subject, or any agreement, contract, indenture, or other binding arrangement to which it is a party or any of its property is subject. The execution, delivery and performance of this Escrow Agreement is consistent with and accurately described in the Offering Document as set forth in Sections 4(b) and 4(c) hereof, has been properly described therein. (4) It hereby acknowledges that the status of Escrow Agent is that of agent only for the limited purposes set forth herein, and hereby represents and covenants that no representation or implication shall be made that Escrow Agent has investigated the desirability or advisability of investment in the Shares or has approved, endorsed or passed upon the merits of the investment therein and that the name of Escrow Agent has not and shall not be used in any manner in connection with the offer or sale of the Shares other than to state that Escrow Agent has agreed to serve as Escrow Agent for the limited purposes set forth herein. (5) All of its representations and warranties contained herein are true and complete as of the date hereof and will be true and complete at the time of any deposit to or disbursement from the Escrow Funds. b. Issuer further represents and warrants to Escrow Agent that no party other than the parties hereto and the prospective Subscribers have, or shall have, any lien, claim or security interest in the Escrow Funds or any part thereof. No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrow Funds or any part thereof. c. Broker further represent and warrant to Escrow Agent that the deposit with Escrow Agent by Escrow Agent of Cash Investment Instruments pursuant to Section 3 hereof shall be deemed a representation and warranty by Escrow Agent that such Cash Investment Instrument represents a bona fide sale to the Subscriber described therein of the amount of Shares set forth therein, subject to and in accordance with the terms of the Offering Document. 12. Identifying Information. Issuer and Broker acknowledge that a portion of the identifying information requested by Escrow Agent in connection with this Escrow Agreement is being requested by Escrow Agent in connection with the USA Patriot Act, Pub.L.107-56 (the “Act”). To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a Trust, or other legal entity, Escrow Agent will ask for Doc ID: 3e13dc0d7930231341d4f4b5e93d264cf22de607

documentation to verify such person or entity’s formation and existence as a legal entity. Escrow Agent may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation. 13. Compliance with Privacy Laws. Escrow Agent represents and warrants that its collection, access, use, storage, disposal and disclosure of Personal Data does and will comply with all applicable federal and state privacy and data protection laws, as well as all other applicable regulations. Without limiting the foregoing, Escrow Agent shall implement administrative, physical and technical safeguards to protect Personal Data that are no less rigorous than accepted industry, and shall ensure that all such safeguards, including the manner in which Personal Data is collected, accessed, used, stored, processed, disposed of and disclosed, comply with applicable data protection and privacy laws, as well as the terms and conditions of this Escrow Agreement. Escrow Agent shall use and disclose Personal Data solely and exclusively for the purposes for which the Personal Data, or access to it, is provided pursuant to the terms and conditions of this Escrow Agreement, and not use, sell, rent, transfer, distribute, or otherwise disclose or make available Personal Data for Escrow Agent’s own purposes or for the benefit of any party other than Issuer. For purposes of this section, “Personal Data” shall mean information provided to Escrow Agent by or at the direction of the Issuer or Broker, or to which access was provided to Escrow Agent by or at the direction of the Issuer or Broker, in the course of Escrow Agent’s performance under this Escrow Agreement that: (i) identifies or can be used to identify an individual (also known as a “data subject”) (including, without limitation, names, signatures, addresses, telephone numbers, e-mail addresses and other unique identifiers); or (ii) can be used to authenticate an individual (including, without limitation, employee identification numbers, government-issued identification numbers, passwords or PINs, financial account numbers, credit report information, biometric or health data, answers to security questions and other personal identifiers), including the identifying information on individuals described in Section 12. 14. Consent to Jurisdiction and Venue. In the event that any party hereto commences a lawsuit or other proceeding relating to or arising from this Escrow Agreement, the parties hereto agree that the United States District Court for the State of Delaware shall have the sole and exclusive jurisdiction over any such proceeding. If such court lacks federal subject matter jurisdiction, the parties agree that the Circuit Court in and for State of Delaware shall have sole and exclusive jurisdiction. Any of these courts shall be proper venue for any such lawsuit or judicial proceeding and the parties hereto waive any objection to such venue. The parties hereto consent to and agree to submit to the jurisdiction of any of the courts specified herein and agree to accept service of process to vest personal jurisdiction over them in any of these courts. 15. Notice. All notices, approvals, consents, requests, and other communications hereunder shall be in writing and shall be deemed to have been given when the writing is delivered if given or delivered by hand, overnight delivery service or facsimile transmitter (with confirmed receipt) to the address or facsimile number set forth on Exhibit C hereto, or to such other address as each party may designate for itself by like notice, and shall be deemed to have been given on the date deposited in the mail, if mailed, by first-class, registered or certified mail, postage prepaid, addressed as set forth on Exhibit C hereto, or to such other address as each party may designate for itself by like notice. 16. Amendment or Waiver. This Escrow Agreement may be changed, waived, discharged or terminated only by a writing signed by Broker, Issuer and Escrow Agent. No delay or omission by any party in exercising any right with respect hereto shall operate as a Doc ID: 3e13dc0d7930231341d4f4b5e93d264cf22de607

waiver. A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion. 17. Severability. To the extent any provision of this Escrow Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Escrow Agreement. 18. Governing Law. This Escrow Agreement shall be construed and interpreted in accordance with the internal laws of the State of Delaware without giving effect to the conflict of laws principles thereof. 19. Entire Agreement. This Escrow Agreement constitutes the entire agreement between the parties relating to the acceptance, collection, holding, investment and disbursement of the Escrow Funds and sets forth in their entirety the obligations and duties of Escrow Agent with respect to the Escrow Funds. 20. Binding Effect. All of the terms of this Escrow Agreement, as amended from time to time, shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of Broker, Issuer and Escrow Agent. 21. Execution in Counterparts. This Escrow Agreement may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement. 22. Termination. Upon the first to occur of the disbursement of all amounts in the Escrow Funds or deposit of all amounts in the Escrow Funds into court pursuant to Section 5 or Section 8 hereof, this Escrow Agreement shall terminate and Escrow Agent shall have no further obligation or liability whatsoever with respect to this Escrow Agreement or the Escrow Funds. THIS SPACE INTENTIONALLY LEFT BLANK Doc ID: 3e13dc0d7930231341d4f4b5e93d264cf22de607

23. Dealings. Escrow Agent and any stockholder, director, officer or employee of Escrow Agent may buy, sell, and deal in any of the securities of the Issuer and become pecuniary interested in any transaction in which the Issuer may be interested, and contract and lend money to the Issuer and otherwise act as fully and freely as though it were not Escrow Agent under this Escrow Agreement. Nothing herein shall preclude Escrow Agent from acting in any other capacity for the Issuer or any other entity.

IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed under seal as of the date first above written.

ISSUER: StartEngine Crowdfunding, Inc.

By: Hunter Strassman

Printed Name: StartEngine Crowdfunding, Inc.

Title: CFO

Broker: StartEngine Primary LLC

By: Hunter Strassman

Name: Hunter Strassman

Title: CFO

Escrow Agent: The Bryn Mawr Trust Company of Del

By: Ronald Templeton Jr.

Name: Ron Templeton

Title: Vice President

Doc ID: 3e13dc0d7930231341d4f4b5e93d264cf22de607

EXHIBIT A Escrow Agent Fees. Escrow Administration Fee: $500.00 per year escrow account fee. First year non-refundable. These fees are paid for by StartEngine Primary LLC. EXHIBIT B Transmittal of Funds for Deposit Into the Escrow Account The Selected Dealer agrees that it is bound by the terms of the Escrow Agreement executed by Escrow Agent. ACH transfers, wire transfers and credit cards are the acceptable methods of payment for this offering. ACH and transfers should be sent directly to the Escrow Agent by the Broker via daily batch ACH. The delivery instructions are as follows: ACH/Wire instructions: Bank Name Bryn Mawr Trust Company Address 801 Lancaster Ave, Bryn Mawr PA 19010 Routing Number 031908485 Account Number 069-6964 Account Name Trust Funds Further Instructions StartEngine – [____________________] EXHIBIT C Notice Escrow Agent Attn: Robert Coppock Bryn Mawr Trust Company 20 Montchantin Road, Suite 100 Greenville, DE 19807 Broker Attn: Hunter Strassman StartEngine Primary LLC 4100 W Alameda Ave, Suite 300 Burbank, CA 91505 Issuer [ISSUER NOTICE ADDRESS] StartEngine Crowdfunding, Inc. Doc ID: 3e13dc0d7930231341d4f4b5e93d264cf22de607